EXHIBIT 4.2

                             AMENDMENT NO. 1 TO
                        SECOND AMENDED AND RESTATED
                         INVESTOR RIGHTS AGREEMENT

                             theglobe.com, inc.

                                July , 1998

               AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED
                         INVESTOR RIGHTS AGREEMENT

     This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Amendment") is entered into as of the ____ day of July, 1998, by and among theglobe.com, inc., a Delaware corporation (the "Company"), and the Investors, as defined in the Second Amended and Restated Investor Rights Agreement (the "Agreement"). Capitalized items used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

                            W I T N E S S E T H:
                            -------------------

     WHEREAS, the Investors hold registration and information rights pursuant to the Agreement;

     WHEREAS, pursuant to Section 2.10 of the Agreement, the holders of a majority in interest of the Registrable Securities desire to amend the provisions of Section 2 of the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     The first paragraph of Section 2.2 of the Agreement is hereby deleted in its entirety and is replaced with the following:

          2.2 PIGGYBACK REGISTRATIONS. Except in connection with an Initial Offering, the Company shall notify all Holders in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities (other than non-convertible debt securities) of the Company (excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or shares sold in connection with an acquisition, including other transactions under Rule 145 of the Securities
     Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the maximum number of Registrable Securities intended to be included in such registration and the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to request inclusion of all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent such registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding the foregoing, nothing in this Section 2.2 shall be deemed to convey upon any Holder the right to include in any registration statement filed in connection with an Initial Offering all or part of such Holder's Registrable Securities.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Second Amended and Restated Investor Rights Agreement as of the date set forth above.

theglobe.com, inc.                      Investor:

                                              Dancing Bear Investments, Inc.


By:                                     By:
   --------------------------------        ----------------------------------
   Todd V. Krizelman                         Name:
   Co-Chief Executive Officer and            Title:
   Co-President

                                             Robert Halperin
By:
   --------------------------------
   Stephan J. Paternot
   Co-Chief Executive Officer,
   Co-President and Secretary                --------------------------------


                                             David Horowitz



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